Exhibit 99.1

News Release

Corporate Headquarters

9601 McAllister Frwy, Ste. 610

San Antonio, TX 78216

Phone: (210) 829-9000

Fax: (210) 829-9403

www.harte-hanks.com

FOR IMMEDIATE RELEASE	Media & Financial Contact: Doug Shepard
April 29, 2010	(210) 829-9120
doug_shepard@harte-hanks.com

HARTE-HANKS REPORTS FIRST QUARTER RESULTS

Note: The company will host a conference call to discuss the earnings release on April 29, 2010, at 1:00 p.m. Central Time. The conference call number is (800) 988-9498 for domestic callers and (210) 234-0029 for international callers, passcode 121693. The conference call will also be audio webcast. To access the audio webcast, please go to https://e-meetings.verizonbusiness.com, conference number 7239018, passcode 121693. There will be an audio replay available shortly after the call through May 28, 2010. To access the audio replay, please call (866) 428-3805 for domestic callers and (203) 369-0906 for international callers, passcode 121693. The replay also will be available on the Harte-Hanks Web site under the “Investors” section.

SAN ANTONIO, TX — Harte-Hanks, Inc. (NYSE: HHS) today reported first quarter 2010 diluted earnings per share of $0.17 on revenues of $200.2 million. These results compare to diluted earnings per share of $0.11 on $217.7 million in revenues for the first quarter of 2009.

The following table presents financial highlights of the company’s operations for the first quarter of 2010 and 2009, respectively. Full financial results are attached.

RESULTS FROM OPERATIONS (unaudited)

(In thousands, except per share amounts)	Three Months Ended March 31,
	2010	2009	% Change
Operating revenues	$200,179	$217,674	-8.0%
Operating income	18,316	13,758	33.1%
Net income	10,769	7,115	51.4%
Diluted earnings per share	0.17	0.11	54.5%
Diluted shares (weighted average common and common equivalent shares outstanding)	64,098	63,593	0.8%

Commenting on the first quarter performance, Chairman, President and Chief Executive Officer Larry Franklin said, “The first quarter was our best revenue and operating income performance in several quarters. Our quarterly revenue rate of decline was the least we have seen since the third quarter of 2008. I am very pleased with the way both our businesses performed. In Shoppers, the California and Florida economies continue to be difficult, but we are beginning to see stability in our revenues. In Direct Marketing, while we remain cautious, some of our customers are expanding existing programs and adding new ones.”

Discussing the performance of individual business segments, Doug Shepard, Executive Vice President and Chief Financial Officer, said, “Direct Marketing revenues and operating income declined 8.4% and 12.3%, respectively. Operating income margins decreased to 12.5% versus 13.1% in the first quarter of 2009 as Direct Marketing incurred a decrease in operating income of $2.4 million on a $12.3 million revenue decrease.

Although each vertical market experienced revenue declines in the first quarter compared to the first quarter of 2009, trends were improved in all. Our vertical revenues declined at the following rates: our financial services vertical and select vertical each declined in the low single digits; the retail vertical declined in the high single digits; our high-tech vertical declined in the mid teens; and our pharma/healthcare vertical declined in the high teens. These results reflect the effects of reduced volumes and price reductions on our Direct Marketing business.

Shoppers revenue decreased 7.3% in the first quarter compared to the first quarter of 2009. Based on circulation distributed for the same time period in the first quarters of 2010 and 2009, revenue declined 6.6%. This is the smallest decrease since the first quarter of 2007. Operating income improved $6.7 million in the quarter. Excluding the $3.5 million of first quarter 2009 charges related to severance and plant consolidation, operating income was up $3.2 million.”

Concluding, Franklin said, “We are seeing signs from many of our customers that the general economy is showing some improvement. We continue to manage our costs and at the same time we are making investments in both businesses to take advantage of growth opportunities as the economy recovers. In the highlights section are a number of examples of investments that will improve our business. In Shoppers, we are adding a number of key people and technology to support our integrated digital strategy where we continue to see excellent results. In Direct Marketing, we are adding people, technology and equipment to improve our business. Because of our people, we are well positioned to take advantage of future opportunities.”

Selected Highlights:

•

Harte-Hanks has been named Customer Response Management Agency of Record for a leading consumer electronics organization to provide strategy, creative, analytics, email, and database services for online and offline channels. Multi-channel, integrated campaigns will be developed and executed to reach key consumer segments and audiences.

•

A global healthcare leader has expanded its business by naming Harte-Hanks as its Consumer Brand Agency of Record. We will lead the strategic development of the global multichannel consumer communication plan in 2010. In 2011, the plan tactics will be created and released to individual countries for implementation.

•	Harte-Hanks has been engaged by a leading game and toy designer, manufacturer and marketer for agency, email, analytic and database marketing services.
•	The largest privately owned banking company in the United States re-engaged Harte-Hanks to handle its credit card acquisition program.

•

In February, Harte-Hanks Shoppers launched a site redesign for PennySaverUSA.com. The more significant features of the redesign include online ad placement, improved mapping, email alerts by search criteria, and related ads on ad detail pages. Additional upcoming features will include ratings and reviews, localization box, and improved taxonomy.

•

Harte-Hanks Direct Marketing announced the adoption of its new tagline and the launch of a new website. The new tagline – insight, passion, results – captures what clients value most in us as their partner. Also, the tagline captures the sentiment and excitement that our employees feel as they help clients around the world solve marketing and business challenges.

•

Harte-Hanks Shoppers added key digital talent to its team as it works toward growing online, mobile and social efforts on behalf of advertising customers. These hires, each coming with strong and uniquely beneficial backgrounds in online, mobile and social have made a strong impact on the direction and pace of growth in these critical areas.

•

Harte-Hanks Direct Marketing named Alan Thompson as its Vice President for digital marketing and solutions. He is responsible for overseeing digital offerings, as well as the integration of traditional services with digital, particularly Harte-Hanks’ Postfuture digital communications and email tool. He previously worked as senior director of interactive marketing at the Allant Group and senior director of product marketing at CheetahMail.

•

Harte-Hanks named Robert Munden as Senior Vice President, General Counsel and Secretary. He was most recently Vice President & Corporate Counsel of Safeguard Scientifics, Inc. (NYSE: SFE), a life sciences and technology holding company. He also served as North America Corporate Counsel of Taylor Nelson Sofres, now a division of WPP PLC and as Vice President, General Counsel and Secretary of Naviant, Inc.

About Harte-Hanks:

Harte-Hanks® is a worldwide, direct and targeted marketing company that provides direct marketing services and shopper advertising opportunities to local, regional, national and international consumer and business-to-business marketers. Harte-Hanks Direct Marketing helps its clients obtain a 360-degree view of their customers with best-of-breed tools and technologies for access and segmentation. Harte-Hanks Direct Marketing then designs, implements and executes these integrated marketing programs on behalf of its clients specializing in direct and digital communications that are driven by passion, insight and results. Harte-Hanks Shoppers is North America’s largest owner, operator and distributor of shopper publications, with shoppers that are zoned into more than 950 separate editions with more than 11.5 million circulation each week in California and Florida. Harte-Hanks Shoppers brings buyers and sellers together at a local level, helping businesses and individuals get results from targeted, local advertisements, both through Shoppers’ printed publications and online through the PennySaverUSA.com™ and TheFlyer.com™ websites. Visit the Harte-Hanks Web site at http://www.harte-hanks.com.

##

Cautionary Note Regarding Forward-Looking Statements:

This press release and our related earnings conference call contain “forward-looking statements” within the meaning of the federal securities laws. All such statements are qualified by this cautionary note, which is provided pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements other than historical facts are forward-looking and may be identified by words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “seeks,” “could,” “intends,” or words of similar meaning. Examples include statements regarding (1) our strategies and initiatives, (2) adjustments to our cost structure and other actions designed to respond to market conditions and improve our performance, and the anticipated effectiveness and expenses associated with these actions, (3) our financial outlook for revenues, earnings per share, operating income, expense related to equity-based compensation, capital resources and other financial items, (4) our expectations for our businesses and for the industries in which we operate, including with regard to the negative performance trends in our Shoppers business and the adverse impact of the ongoing economic downturn in the United States and other economies on the marketing expenditures and activities of our Direct Marketing clients and prospects, (5) competitive factors, (6) acquisition and development plans, (7) our stock repurchase program and (8) other statements regarding future events, conditions or outcomes. These forward-looking statements involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from what is expressed in or indicated by the forward-looking statements. In that event, our business, financial condition, results of operations or liquidity could be materially adversely affected and investors in our securities could lose part or all of their investments. These risks, uncertainties, assumptions and other factors include, without limitation, (1) international, domestic, regional and local economic and business conditions, including market conditions in California and Florida that may continue to adversely impact local advertising expenditures in our Shoppers publications and the adverse impact of the ongoing economic downturn in the United States and other economies on the marketing expenditures and activities of our Direct Marketing clients and prospects, (2) the demand for our services by clients and prospective clients, including the willingness of existing clients to maintain or increase their spending and our ability to predict changes in client preferences, (3) the financial condition and marketing budgets of our clients, including client bankruptcies or other developments that may result in increased bad debt expense, (4) economic and other business factors that impact the industry verticals that we serve, including any consolidation of clients and prospective clients in these verticals, (5) our ability to manage and timely adjust our level of personnel and capacity and to otherwise effectively service our clients, (6) the impact of competition and our ability to continually improve our processes and to develop and introduce new products and services in a timely and cost-effective manner, (7) our ability to protect our data centers against security breaches and other interruptions in our operations and to protect sensitive personal information of our clients and their customers, (8) concern over consumer privacy issues, which may lead to enactment of legislation restricting or prohibiting the collection and use of information that is currently legally available, (9) the impact of other regulations, including restrictions on unsolicited marketing communications and other consumer protection laws, (10) fluctuations in paper prices, postal rates, and postal delivery schedules (11) the number of options and other equity securities that we may issue to employees, (12) market conditions and other factors that may impact the number of shares, if any, that we may repurchase in connection with our repurchase program, (13) unanticipated developments regarding litigation including the actual outcome of our proposed settlement with Shoppers’ employee Frank Gattuso and former employee Ernest Sigala, individually and on behalf of a certified class, to settle and resolve a previously disclosed class action lawsuit filed in 2001, or other contingent liabilities, and (14) other factors discussed under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2009. The forward-looking statements in this press release and our related earnings conference call are made only as of the date hereof and we undertake no obligation to update publicly any forward-looking statement, even if new information becomes available or other events occur in the future.

Supplemental Non-GAAP Financial Measures:

In this press release and our related earnings conference call, the company intends to provide investors with a better understanding of operating results and underlying trends to assess the company’s performance and liquidity. Harte-Hanks evaluates its operating performance based on several measures, including the non-GAAP financial measures of (1) free cash flow, defined as net income, plus depreciation and amortization, plus stock-based compensation (tax-effected), less capital expenditures, and (2) EBITDA, defined as net income before interest, taxes, depreciation, and amortization. Harte-Hanks believes that free cash flow and EBITDA are useful supplemental financial measures for investors because they facilitate investors’ ability to evaluate the operational strength of the company’s business. Free cash flow and EBITDA, however, are not calculated in accordance with GAAP and they should not be considered substitutes for net income as an indicator of operating performance. A quantitative reconciliation of free cash flow and EBITDA to net income is found in the tables attached to this release.

Harte-Hanks, Inc.

Consolidated Statements of Operations (Unaudited)

	Three months ended March 31,
In thousands, except per share data	2010	2009

Operating revenues	$200,179	$217,674
Operating expenses:
Labor	85,642	99,242
Production and distribution	73,004	80,427
Advertising, selling, general and administrative	17,210	15,357
Depreciation and amortization	6,007	8,890

	181,863	203,916

Operating income	18,316	13,758

Other expenses (income):
Interest expense	713	2,478
Interest income	(26)	(25)
Other, net	(341)	18

	346	2,471

Income before income taxes	17,970	11,287
Income tax expense	7,201	4,172

Net income	$10,769	$7,115

Basic earnings per common share	$0.17	$0.11

Weighted-average common shares outstanding	63,598	63,515

Diluted earnings per common share	$0.17	$0.11

Weighted-average common and common equivalent shares outstanding	64,098	63,593

Harte-Hanks, Inc.

Balance Sheet Data (Unaudited)

In thousands	March 31, 2010	December 31, 2009
Cash and cash equivalents	$100,464	$86,598
Total debt	$228,625	$239,688

Harte-Hanks, Inc.

Business Segment Information (Unaudited)

	Three months ended March 31,
In thousands	2010	2009	% Change

OPERATING REVENUES:
Direct Marketing	$134,495	$146,821	-8.4%
Shoppers	65,684	70,853	-7.3%

Total operating revenues	$200,179	$217,674	-8.0%

OPERATING INCOME:
Direct Marketing	$16,852	$19,224	-12.3%
Shoppers	4,168	(2,485)	267.7%
General corporate expense	(2,704)	(2,981)	9.3%

Total operating income	$18,316	$13,758	33.1%

DEPRECIATION AND AMORTIZATION:
Direct Marketing	$4,236	$5,780	-26.7%
Shoppers	1,767	3,103	-43.1%
General corporate expense	4	7	-42.9%

Total depreciation and amortization	$6,007	$8,890	-32.4%

Reconciliation of Net Income to Free Cash Flow

	Three months ended March 31,
In thousands	2010	2009
Net Income	$10,769	$7,115
Add: After-tax stock-based compensation (Note 1)	569	202
Add: depreciation and amortization	6,007	8,890
Less: capital expenditures	3,941	2,169

Free cash flow	$13,404	$14,038

Note	1: Pre-tax compensation expense was $950 and $320 for the three months ended March 31, 2010 and 2009, respectively.

Reconciliation of Net Income to EBITDA

	Three months ended March 31,
In thousands	2010	2009
Net Income	$10,769	$7,115
Add: Depreciation and amortization	6,007	8,890
Interest expense, net and non-operating, net	346	2,471
Income tax expense	7,201	4,172

EBITDA	$24,323	$22,648

EBITDA by Segment:
Direct Marketing	$21,088	$25,004
Shoppers	5,935	618
Corporate	(2,700)	(2,974)

	$24,323	$22,648

Harte-Hanks, Inc.

Direct Marketing Revenue Mix (Unaudited)

Vertical Markets - Percent of Direct Marketing Revenue

	Three months ended March 31,
	2010	2009
Retail	23%	23%
Financial and Insurance Services	15%	14%
Technology	29%	30%
Healthcare and Pharmaceuticals	11%	13%
Other Select Markets	22%	20%

	100%	100%